Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT
                            (PARADISE VALLEY SCHOOL)

     This PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of the 26th day of December, 2000, by and between THE TESSERACT GROUP, INC., a Minnesota corporation, in its corporate capacity and in its capacity as debtor and debtor-in-possession in its Chapter 11 case pending in the United States Bankruptcy Court for the District of Arizona ("Seller"), and THE PARADISE VALLEY PRIVATE SCHOOL FOUNDATION, an Arizona non-profit corporation ("Buyer").

                                    RECITALS

     A. Seller operates that certain private school and preschool commonly known as the "Paradise Valley TesseracT School" located at 4800/4834 East Doubletree Ranch Road, Paradise Valley, Arizona and a preschool ("Preschool") located at 4530 E. Gold Dust Avenue, Phoenix, Arizona (collectively referred to as the "School").

     B. Seller has filed a voluntary petition for Chapter 11 relief under Title 11 of the United States Code ("Bankruptcy Code"), which is pending before the United States Bankruptcy Court for the District of Arizona (the "Court").

     C. Seller desires, subject to the approval of the Court, to sell and Buyer desires to purchase certain assets and assume certain liabilities of Seller in connection with Seller's operations of the School on the terms and conditions set forth in this Agreement and in accordance with Bankruptcy Code ss.ss.363 and 365.

     D. Buyer and Seller further desire, subject to the approval of the Court, to enter into such other agreements and arrangements that effectuate the orderly transition of the School from Seller to Buyer.

     E. Buyer has completed its due diligence of the School and all other matters addressed in this Agreement.

     F. Prior to or contemporaneously with the closing of this transaction, Private School Real Estate LLC ("Private School") intends on purchasing the real property on which the School is situated, and the related improvements and fixtures from EPI (defined below).

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     G.  The  parties  hereto   acknowledge  that:  (I)  they  intend  that  the
transaction contemplated under this Agreement be an asset purchase and not a sale of the stock of Seller; and (ii) Buyer is not buying the Business of Seller as defined in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     For purposes of this Agreement, the following capitalized terms, when used in this Agreement, shall have the meanings assigned to them as follows:

     1.1 ASSUMED CONTRACTS. The term "Assumed Contracts" shall mean those unexpired leases and other executory contracts, which Buyer will assume hereunder, which are specifically set forth on SCHEDULE 1.1 attached hereto and the Preschool Lease. [SCHEDULE WILL INCLUDE ALL TEACHERS' CONTRACTS AND OTHER CONTRACTS THAT BUYER SPECIFICALLY AGREES TO ASSUME.]

     1.2 BUSINESS. The term "Business" shall mean Seller's operations conducted under the name "TesseracT," "The TesseracT Group, Inc.," or "Paradise Valley TesseracT School," at the School and at any other location within or outside the State of Arizona.

     1.3 CLAIM. The term "Claim" shall be given the same meaning as provided to such term under Bankruptcy Codess.101(5).

     1.4 CLOSING. The term "Closing" shall mean the completed exchange of: (i) Closing documents set forth in Articles XIV and XV below, together with the simultaneous conveyance by Seller to Buyer of the Purchased Assets; (ii) the payment by Buyer to Seller of the Purchase Price due under the terms of this Agreement; and (iii) the assumption by Buyer of the obligations which it has expressly agreed to assume hereunder.

     1.5 CLOSING DATE. The term "Closing Date" shall mean the date on which the Closing occurs which shall not be later than January 15, 2001, unless such date is extended in accordance with Article X.2.

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     1.6 EPI. The term "EPI" shall mean Education  Property  Investors,  Inc., a
Nevada corporation.

     1.7 EQUIPMENT. The term "Equipment" shall mean all furniture, fixtures, office equipment, computers, printers, and other tangible personal property owned by Seller and located at the School on December 10, 2000 as evidenced by
SCHEDULE 1.7 attached hereto, the inventory list prepared by Seller.

     1.8 LEASE. The term "Lease" shall mean that certain Lease dated as of June 9, 1998 by and between Seller, as lessee, and EPI, as lessor, pursuant to which Seller leases the Real Property and the Paradise Lane Property from EPI.

     1.9 PARADISE LANE PROPERTY. The term "Paradise Lane Property" shall mean that certain real property located in Paradise Valley, Arizona, at which Seller operates the charter school commonly referred to as the "Paradise Lane TesseracT Charter School."

     1.10 PREPAID TUITION AND DEPOSIT CLAIMS. The term "Prepaid Tuition and Deposit Claims" shall mean all Claims against Seller and its estate for prepaid tuition and deposits provided on behalf of students at the School through the Closing Date; provided, however, that it shall not include the Billings (as defined in Section 7.5 below).

     1.11 PRESCHOOL. The term "Preschool" shall mean the preschool presently operated by Seller at the Preschool Facility.

     1.12 PRESCHOOL FACILITY. The term "Preschool Facility" shall mean the facility located at 4530 East Gold Dust Avenue, Phoenix Arizona.

     1.13 PRESCHOOL LEASE. The term "Preschool Lease" shall mean that certain Agreement to Lease between Seller and the St. George Antiochian Orthodox Church dated March 30, 1998, pursuant to which Seller leases the Preschool Facility.

     1.14 REAL PROPERTY PURCHASE AGREEMENT. The term "Real Property Purchase Agreement" shall mean the written agreement between Private School and EPI that provides for EPI's sale, and Private School's purchase, of the Real Property.

     1.15 REAL PROPERTY. The term "Real Property" shall mean the real property that is the subject of the Real Property Purchase Agreement, which is commonly known as 4800/4834 East Doubletree Ranch Road, Paradise Valley, Arizona.

     1.16 SECTION 363 ORDER. The term "Section 363 Order" shall mean the order entered by the Court pursuant to Bankruptcy Code ss.363 approving Seller's sale of the Purchased Assets (as defined in Section 2.1 below) to Buyer free and clear of any and all liens, encumbrances, claims, security interests, and adverse interests of any kind, the form of which shall be agreed to by the parties hereto.

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     1.17 SECTION 365 ORDER.  The term  "Section 365 Order" shall mean the Order entered by the Court pursuant to Bankruptcy Code ss.365(a) approving Seller's decision to: (i) reject the Lease as it relates to the Real Property; provided, however, that the Section 365 Order shall not approve Seller's decision to reject the Lease as it relates to the Paradise Lane Property unless Seller, in its sole and absolute discretion which may be unreasonably withheld, hereafter decides to reject the Lease as it relates to the Paradise Lane Property; and
(ii) assume the Assumed Contracts, the form of which shall be agreed to by the parties hereto.

     1.18 EMPLOYEES' ACCRUED LIABILITIES. The term "Employees' Accrued Liabilities" shall mean the liabilities of Seller for accrued compensation arising under Seller's employment obligations with its employees, including the obligations arising from its contracts with the School's teachers, as of the Closing Date, which are specifically set forth on SCHEDULE 1.18 attached hereto and totals APPROXIMATELY $50,000.00. The Employees' Accrued Liabilities amounts set forth on SCHEDULE 1.18 are effective as of November 30, 2000, and the parties will agree to an amended SCHEDULE 1.18 at the Closing which shall set forth the actual amount of the Employees' Accrued Liabilities on the Closing Date.

                                   ARTICLE II

                                PURCHASE AND SALE

     2.1 ASSETS TO BE SOLD. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller agrees to sell, assign, transfer and convey, free and clear of any and all liens, encumbrances, claims, security interests, and adverse interests of any kind, the following assets and intangibles to Buyer (collectively, the "Purchased Assets, which the Buyer may use to operate a school:

          2.1.1 EQUIPMENT AND THE ASSUMED CONTRACTS. The Equipment and the Assumed Contracts.

          2.1.2 OTHER PERSONAL PROPERTY. In addition to the Equipment, any and all other tangible property utilized by Seller in connection with the Business conducted at the School and Preschool located those facilities, including, but not limited to, supplies-on-hand.

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          2.1.3  RECORDS,  FILES AND RELATED  MATERIALS.  Copies of all records, files, invoices, student lists, employee files, accounting records, business records, operating information, any available historical financial data and other data of Seller relating to the School and the Preschool.

          2.1.4 GOODWILL. All of Seller's goodwill that relates to the School and the Preschool, including the telephone numbers of the School.

     2.2 EXCLUDED ASSETS. Notwithstanding Section 2.1 above, Seller shall not sell, transfer, assign, convey or deliver to Buyer, any asset not specifically addressed in Section 2.1 above, including but not limited to the following assets (collectively the "Excluded Assets"):

          2.2.1 CONSIDERATION. The consideration delivered by Buyer to Seller pursuant to this Agreement.

          2.2.2   INTELLECTUAL   PROPERTY.   Except  as  provided  herein,   all
intellectual property of Seller, including, but not limited to, Sellers' trademarks, trade names, curriculum, and trade secrets.

          2.2.3 INSURANCE POLICIES. Seller's insurance policies and rights thereunder, including, but not limited to, general liability and workers' compensation insurance held by Seller.

          2.2.4 CORPORATE FRANCHISE. Seller's franchise to be a corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization of Seller.

          2.2.5 PRESCHOOL LICENSE. Seller's license issued by the Arizona Department of Education to operate the Preschool.

                                   ARTICLE III

                            ASSUMPTION OF LIABILITIES

     3.1 ASSUMED LIABILITIES. At Closing, Seller shall assume, cure and assign, and Buyer shall accept said assignment (collectively, the "Assumed Liabilities"): (i) the Assumed Contracts; provided, however, that Buyer shall only be obligated to pay, perform, or discharge in accordance with their terms such obligations thereunder that arise on or after the Closing Date; (ii) the Employees' Accrued Liabilities, and (iii) the normal and customary obligations relating to the operation of the School. Buyer shall fully and faithfully perform all duties and obligations, due or owing after Closing, of Seller with respect to the Assumed Liabilities.

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     3.2 NO  ASSUMPTION OF OTHER  LIABILITIES.  Except as expressly set forth in this Agreement, Buyer does not by this Agreement, and will not be obligated to, assume any obligation, liability or duty of Seller whether incurred in connection with the Purchased Assets, or otherwise.

                                   ARTICLE IV

                                TERMS OF PAYMENT

     4.1 PAYMENT DUE AT CLOSING. At Closing, Buyer shall pay to Seller an amount equal to Fifty Thousand Dollars ($50,000) (the "Purchase Price") less the amount of the Deposit delivered by Buyer to Seller in accordance with Section 4.2 below, in immediately available funds.

     4.2 DEPOSIT. Contemporaneously with the execution of this Agreement, Buyer shall deliver into escrow a cash deposit in the amount of $25,000.00 (the "Deposit"), which shall be refundable to Buyer unless Buyer refuses to close the transactions contemplated in this Agreement, except that the Deposit shall be refundable to Buyer if Private School's transaction with EPI to purchase the Real Property does not close and such failure to close is not the result of a default by Private School under the Real Property Purchase Agreement. At Closing, the Deposit shall be transferred to Seller as payment for part of the Purchase Price.

     4.3 DETERMINATION. At or prior to thirty (30) days after the Closing, Buyer and Seller shall mutually agree to an allocation of the Purchase Price among the Purchased Assets in a reasonable manner, and each party agrees to file all federal, state and local tax returns in conformity with such allocation.

                                    ARTICLE V

              REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER

     Seller hereby represents, warrants, and covenants to Buyer as follows, and the warranties, representations, and covenants contained in this Article or elsewhere in this Agreement shall be deemed to be made as of the Closing:

     5.1 CORPORATE STATUS. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and is qualified to do business in the State of Arizona.

     5.2 CORPORATE AUTHORITY. Subject only to approval of the Court, Seller has full power and authority to execute and perform this Agreement and all corporate action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this Agreement shall be a valid, legally binding obligation of Seller, enforceable in accordance with its terms subject only to approval by the Court.

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     5.3 TITLE TO PURCHASED ASSETS.  Seller has good and marketable title to the
Purchased Assets, and has full power and authority to transfer such title to Buyer subject only to approval by the Court.

     5.4 ASSUMED CONTRACTS. The Assumed Contracts are valid, binding and in full force and effect; and there exists no default or event that with the giving of notice, the passage of time or both, would constitute a default thereunder that remains uncured as of the Closing Date.

                                   ARTICLE VI

               REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER

     Buyer hereby represents and warrants to Seller as follows and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed to be made as of Closing:

     6.1 ORGANIZATION. Buyer is a non-profit corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

     6.2 AUTHORITY. Buyer has full power and authority to execute and perform this Agreement and all action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this shall be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms subject only to approval by the Court.

     6.3 CONDITION OF ASSETS. Buyer has fully examined the physical condition of the Purchased Assets, and hereby agrees to accept such property AS IS AND WHERE IS. NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IS MADE WITH RESPECT TO THE PURCHASED ASSETS.

                                   ARTICLE VII

                                 OTHER COVENANTS

     7.1 CURRICULUM. Buyer shall have the fully paid up, non-exclusive, perpetual right to use Seller's curriculum in its post-Closing operation of the School and the Preschool, including, without limitation, materials, and instruction techniques of Seller.

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     7.2 TESSERACT NAME. Buyer shall have the non-exclusive,  perpetual right to use the trademark and trade name "TesseracT" as part of the full name of the School and the Preschool and any two (2) other facilities in the event that the School and/or the Preschool are closed or relocated. Buyer may prepare for Seller's execution a licensing agreement consistent with the terms herein.

     7.3 PRESCHOOL. Buyer shall be responsible for all costs and expenses associated with obtaining a license from the Arizona Department of Education ("ADE") to operate the Preschool (the "Preschool License"), including, but not limited to, any and all facility-related expenses required by ADE. Seller shall reasonably cooperate with Buyer in its efforts to obtain the Preschool License. The sale of the Purchased Assets and assumption of the Assumed Liabilities contemplated in this agreement is not conditioned upon Buyer's obtaining the Preschool License. Buyer agrees to hold harmless, indemnify and defend Seller from and against any and all loss, claim, damage, liability or expense, including but not limited to reasonable attorneys' fees and costs arising out of or occurring as a result of Buyer's inability to obtain a Preschool License.

     7.4 FORBEARANCE OF CLAIMS FOR PREPAID TUITION AND DEPOSITS. Buyer agrees that the Buyer, all its officers, directors, trustees, agents and employees shall (i) forebear from taking any action against Seller and its estate to receive payment on the Prepaid Tuition and Deposit Claims and (ii) use their best efforts to seek the forbearance of any holder of a Prepaid Tuition and Deposit Claim to take any action against Seller and its estate to receive payment on the Prepaid Tuition and Deposit Claims. This forbearance obligation and covenant shall expire at the earlier of (i) distribution of such claims pursuant to a Chapter 11 plan in the Sellers bankruptcy case; (ii) distribution by a Chapter 7 trustee in the Sellers bankruptcy case or (iii) June 30, 2001. This forbearance obligation shall terminate without order of the United States Bankruptcy Court for the District of Arizona if the Seller fails to file a plan by March 15, 2001 or the Closing does not occur by the Closing Date. If Seller enters into any other agreement to sell its private or charter school assets to another buyer and that agreement contains a forbearance period more favorable to that other buyer than is offered to Buyer pursuant to 7.4 of this agreement, then Buyer automatically shall be entitled to exercise the more favorable forbearance terms as that of the other buyer.

     7.5 BILLINGS. As of the date hereof, Seller estimates that Seller has approximately $161,000 in unearned revenues due on behalf of students at the School which has been billed, but is as of yet uncollected, by Seller for December 2000. These billings and all additional billings hereafter through the Closing Date which are collected and received by Seller (collectively the "Billings") shall be accounted for by the Seller and deposited forthwith into a separately segregated bank account jointly in the Seller's and Creditors Restructuring Officer of the Unsecured Creditors Committee (in the Seller's bankruptcy case) name. On the Closing Date, Seller shall turn the funds in the segregated bank account (the "Segregated Funds") over to Buyer. Buyer may only withdraw Segregated Funds and commingle such cash with its other funds, when Buyer has earned the Segregated Funds by providing the related educational services to the party who paid such funds to Seller (the "Payor"); provided,

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however,  that Buyer  shall be required  to return the  unearned  amount of such
Segregated Funds to Payor, pursuant to the terms of the agreement wherein the funds were paid by Payor, upon written demand if Payor decides not to do business with Buyer any time after the Closing Date. Buyer acknowledges and agrees that Seller does not in any way guarantee the collectability of any of the Billings. No student shall be disenrolled from School by either party for failure to pay any Billing.

     7.6  REJECTION  OF LEASE OF REAL  PROPERTY.  Subject to the  definition  of
Section 365 Order stated herein and subject to the acquisition of the Real Property and closing the Real Property Purchase Agreement by the Private School, the Lease of the Real Property shall be rejected by Seller at the earlier of (i) the Closing or (ii) February 5, 2001. This provision shall be included in the
Section 363 Order.

                                  ARTICLE VIII

                                    EMPLOYEES

     8.1 DEFINITION. Seller has provided Buyer with a complete list of all persons regularly employed on either a part-time or full-time basis by Seller in connection with the School. For purposes of this Article, the term "Employees" shall mean all persons on such list.

     8.2 EMPLOYMENT OF SELLER'S EMPLOYEES AT THE SCHOOL. Buyer agrees to offer to hire all of Seller's Employees as of the Closing Date (the "Transferred Employees"). From and after the Closing Date, Buyer shall be solely responsible for payment, when and if due, of all claims by or obligations to Transferred Employees including, but not limited to, the Employees' Accrued Liabilities, and any accrued vacation pay, sick leave, or bonuses earned after the Closing Date.

     8.3 EMPLOYEE SOLICITATIONS. Buyer shall be entitled to reasonable access to all employees related to the School for purposes of interviewing these individuals.

     8.4 WORKERS' COMPENSATION. Seller agrees to assume all responsibility for liability arising from workers' compensation claims, both medical and disability, which have been filed at or prior to the time of Closing or which arose out of incidents that occurred prior to Closing. Buyer shall be responsible for all claims, which arise out of, or are based upon, incidents, which occur subsequent to Closing.

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                                   ARTICLE IX

                                   INDEMNITIES

     9.1 SELLER. Seller agrees to hold harmless, indemnify and defend Buyer from and against any and all loss, claim, damage, liability or expense (including, but not limited to, reasonable attorneys' fees and costs) arising out of or occurring as the result of any breach by Seller of any of its covenants, representations or warranties hereunder. Such indemnification shall include any claims pertaining to events or actions occurring prior to the date of Closing. In no event shall the liability of Seller under this Section 9.1 collectively exceed $5,000.

     9.2 BUYER. Buyer agrees to hold harmless, indemnify and defend Seller from and against any and all loss, claim, damage, liability or expense (including, but not limited to, reasonable attorneys' fees and costs) arising out of or occurring in connection with any breach by Buyer of any of its covenants, representations or warranties hereunder, or any liability of Buyer. Such indemnification shall include any claims pertaining to events or actions occurring after the date of Closing..

                                    ARTICLE X

                                     CLOSING

     10.1 CLOSING. Closing shall occur at the law offices of Quarles & Brady Streich Lang, LLP, in Phoenix, Arizona, on a date that is not later than ten
(10) business days after the Court enters the Section 363 Order and the Section 365 Order; provided, however, that the Closing must occur concurrently with or subsequent to the closing of the transaction pursuant to which Private School is purchasing the Real Property from EPI and by no later than January 15, 2001.

     10.2 TIME IS OF THE ESSENCE. Time is of the essence for the Closing of this transaction and if such Closing does not occur as provided in Section 10.1 above, a new Closing Date shall be set for the next business day thereafter, or as soon as practicable.

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                                   ARTICLE XI

                                   PRORATIONS

     The following costs and expenses shall be prorated as of the Closing Date:

     11.1 Personal property taxes, sales taxes and any other assessments related to the Purchased Assets;

     11.2 Charges for utilities servicing the School, including, without limitation, charges or gas, electricity, water, sewer, cable television, and telephone services; and

     11.3 Any other reasonable expenses approved in writing by Buyer and prepaid by Seller related to the operation of the School.

The amount of any prorations shall be computed by Buyer with the assistance of Seller. At Closing, Buyer shall pay to Seller or Seller shall pay to Buyer, as the case may be, an amount equal to the net proration so determined.

                                   ARTICLE XII

                  CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE

     Buyer shall have no duty to close, and no obligation hereunder, unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

     12.1 CONTINUED TRUTH OF WARRANTIES. All of the representations and warranties of Seller contained herein shall continue to be true and correct at Closing.

     12.2 PERFORMANCE OF OBLIGATIONS. Seller shall have fully performed or tendered performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing.

     12.3 DELIVERY OF CLOSING DOCUMENTS. Seller shall have tendered delivery to Buyer of all the documents, in form and substance reasonably satisfactory to Buyer, required to be delivered to Buyer by Seller on or before Closing pursuant to this Agreement.

     12.4 LITIGATION. No lawsuit, administrative proceedings or other legal action shall have been filed against Seller as of the Closing Date which seeks to restrain or enjoin Buyer's acquisition of the Purchased Assets, or the assumption of the Assumed Contracts.

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     12.5 REAL  PROPERTY.  Private  School has  purchased the Real Property from
EPI.

     12.6 EMPLOYEES' ACCRUED LIABILITIES. Seller pays over to Buyer cash in the amount of the Employees' Accrued Liabilities in the amount as agreed to at the Closing, and as set forth on the amended SCHEDULE 1.18.

     12.7 COURT ORDERS. The Court shall have entered the Section 363 Order and the Section 365 Order; provided, however, that Buyer shall not have the right to not close this transaction solely because the Section 365 Order approves Seller's decision to reject the Lease as it relates to the Paradise Lane Property in addition to the Real Property.

                                  ARTICLE XIII

                 CONDITIONS PRECEDENT TO SELLER'S DUTY TO CLOSE

     Seller shall have no duty to close this transaction unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

     13.1 CONTINUED TRUTH OF WARRANTIES. All of the representations and warranties of Buyer contained herein shall continue to be true and correct at Closing.

     13.2 PERFORMANCE OF OBLIGATIONS. Buyer shall have fully performed or tendered substantial performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing.

     13.3 DELIVERY OF CLOSING DOCUMENTS. Buyer shall have tendered delivery to Seller of all the documents, in form and substance reasonably satisfactory to Buyer, required to be delivered to Seller by Buyer on or before Closing pursuant to this Agreement.

     13.4 LITIGATION. No lawsuit, administrative proceedings or legal action other than the Chapter 11 Case shall have been filed by or against Seller as of the Closing Date, which seeks to restrain or enjoin Seller's sale of the Purchased Assets or the assumption of the Assumed Contracts.

     13.5 COURT ORDERS. The Court shall have entered the Section 363 Order and the Section 365 Order; provided, however, that Buyer shall not have the right to not close this transaction solely because the Section 365 Order approves Seller's decision to reject the Lease as it relates to the Paradise Lane Property in addition to the Real Property.

                                   ARTICLE XIV

                   ITEMS TO BE DELIVERED AT CLOSING BY SELLER

     At Closing, Seller shall, unless waived in writing by Buyer, deliver to Buyer the following items, each in form and substance reasonably acceptable to Buyer and Buyer's counsel:

     14.1 BILL OF SALE. A duly executed bill of sale selling, assigning, transferring, and conveying the Purchased Assets.

     14.2 CERTIFIED RESOLUTION. A copy of the resolution of the Board of Directors of Seller authorizing the execution and performance of this Agreement.

     14.3 REPRESENTATIONS AND WARRANTIES. A certificate signed by an appropriate representative of Seller to the effect that all the representations and warranties of Seller contained herein are true and correct as of Closing.

                                   ARTICLE XV

                    ITEMS TO BE DELIVERED AT CLOSING BY BUYER

     At Closing, Buyer shall, unless waived in writing by Seller, deliver the following items, each in form and substance reasonably acceptable to Seller and Seller's counsel, to Seller:

     15.1 CERTIFIED RESOLUTION. A copy of the resolutions of the Executive Director of Buyer or other appropriate representative(s) authorizing the execution and performance of this Agreement.

     15.2 REPRESENTATIONS AND WARRANTIES. A certificate signed by an appropriate representative of Buyer to the effect that all the representations and warranties of Buyer contained herein are true and correct as of Closing.

     15.3 THE PURCHASE PRICE. The Purchase Price.

                                   ARTICLE XVI

                                  MISCELLANEOUS

     16.1 RIGHT TO BID. Buyer acknowledges and understands that the Court may consider higher and better offers. Notwithstanding, the parties agree that the Purchased Assets and Assumed Liabilities, collectively, shall be the subject of higher and better offers.

     16.2 FURTHER ASSURANCES. Each party shall, at any time after Closing, execute and deliver to the other party all such additional instruments of conveyance and assignments, certificates or similar documents and take all such further actions as such other party may reasonably request.

     16.3 NO ADMISSIONS. Nothing in this Agreement shall be, or shall be construed to be, an admission of liability by the parties hereto to any other person, party or entity.

     16.4 NO OTHER AGREEMENTS. This Agreement, and all agreements delivered as part of the Closing contemplated herein, constitute the entire agreement between the parties with respect to its subject matter. All prior and contemporaneous negotiations, proposals and agreements between the parties are superseded by this Agreement. Any changes to this Agreement must be agreed to in writing signed by both parties.

     16.5 WAIVER. Either party may waive the performance of any obligation owed to it by the other party hereunder for the satisfaction of any condition precedent to the waiving party's duty to perform any of its covenants, including its obligations to Close. Any such waiver shall be valid only if contained in a writing signed by the waiving party.

     16.6 PUBLIC ANNOUNCEMENTS. Through the Closing, no announcements to the news media of this Agreement shall have been made unless Buyer and Seller shall have mutually agreed on the timing, distribution, and contents of such announcements, except as may be required by law. The parties hereto acknowledge and understand that this Agreement will be filed with the Court promptly upon its execution by the parties hereto.

     16.7 NOTICES. Any notices required or allowed in this Agreement shall be effectively given if placed in a sealed envelope, postage prepaid, and deposited in the United States mail, registered or certified, addressed as follows:

               To Seller:     Lucian Spataro, Ph.D.
                              The TesseracT Group, Inc.
                              4515 East Muirwood Drive
                              Phoenix, Arizona  85048

               Copy To:       Robert J. Miller, Esq.
                              Quarles & Brady Streich Lang, LLP
                              Two North Central Avenue
                              Phoenix, Arizona  85004

               To Buyer:      Steven Gaynor
                              The Paradise Valley Private School Foundation
                              8131 N Mohave Road
                              Paradise Valley, Arizona  85253

               Copy To:       Scott Cohen, Esq.
                              Sacks Tierney P.A.
                              4250 N Drinkwater Blvd, 4th Floor
                              Scottsdale, Arizona  85251-3900

     16.8 BROKER AND FINDERS. Each of the parties hereto represents and warrants to the other that it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement nor has it had any dealings with any person which may entitle such person to a fee or commission from any party hereto. Each of the parties shall indemnify and hold the other harmless for, from and against any claim, demand or damage whatsoever by virtue of any arrangement or commitment made by it with or to any person that may entitle such person to any fee or commission from the other party to this Agreement.

     16.9 RISK OF LOSS. The risk of loss, damage, or destruction of the Purchased Assets shall be borne by Seller until Closing. In the event any loss or damage to or taking of any such Purchased Assets is material in the context of this transaction and occurs before Closing, Seller shall immediately notify Buyer of the nature and extent of such loss, damage or taking, and Buyer shall, at its option, by written notice to Seller, either terminate this Agreement without further liability or obligation to Seller, or Buyer may proceed with this transaction on the terms and conditions mutually agreeable to the parties, including any adjustment in the Purchase Price.

     16.10 THIRD-PARTY BENEFICIARY. Nothing contained herein shall create or give rise to any third-party beneficiary rights for any individual or entity as a result of the terms and provisions of this Agreement.

     16.11 COURT JURISDICTION. Upon the execution hereof, the parties will file this Agreement with the Court. Upon approval thereof, the Court will have continuing jurisdiction to resolve any and all disputes that may arise under this Agreement.

     16.12 RELATIONSHIP OF PARTIES. The relationship of Seller and Buyer shall be that of independent entities and neither shall be deemed to be the agent of the other.

     16.13 CHOICE OF LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona and, as applicable, the Bankruptcy Code.

     16.14 PARAGRAPH HEADINGS. The Section, Article and paragraph headings contained herein are for convenience only and shall have no substantive bearing on the interpretation of this Agreement.

     16.15 RULES OF INTERPRETATION. The following rules of interpretation shall apply to this Agreement, the Schedules hereto and any certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Agreement, unless otherwise expressly provided herein or therein and unless the context hereof or thereof clearly requires otherwise:

          16.15.1 A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms, and if a term is said to have the meaning assigned to such term in another document or agreement and the meaning of such terms therein is amended, modified or supplemented, then the meaning of such term herein shall be deemed automatically amended, modified or supplemented in a like manner.

          16.15.2 References to the plural include the singular, the singular the plural and the part the whole.

          16.15.3 The words "include," "includes," and "including" are not limiting.

          16.15.4 A reference to any law includes any amendment or modification to such law, which is in effect on the relevant date.

          16.15.5 A reference to any person or entity includes its successors, heirs and permitted assigns.

          16.15.6 The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

          16.15.7 All Schedules to this Agreement constitute material terms of this Agreement and are incorporated fully into the terms of this Agreement.

     16.16 TIME IS OF THE ESSENCE. Time is of the essence in the performance and observance of all obligations and duties under this Agreement.

     16.17 ATTORNEY FEES. Each party shall bear its own legal fees and costs incurred in the negotiation and closing of this transaction. In the event of a dispute arising between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs of suit from the non-prevailing party.

     16.18 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands effective the date set forth above.

                                        THE TESSERACT GROUP, INC., a Minnesota
                                        corporation


                                        By /s/
                                           -------------------------------------
                                        Its
                                            ------------------------------------

                                        SELLER


                                        THE PARADISE VALLEY PRIVATE SCHOOL
                                        FOUNDATION, an Arizona non-profit
                                        corporation


                                        By /s/
                                           -------------------------------------
                                        Its
                                            ------------------------------------

                                        BUYER

                                LIST OF EXHIBITS


Schedule 1.1        Assumed Contracts
Schedule 1.7        Equipment
Schedule 1.18       Employees' Accrued Liabilities

                                  SCHEDULE 1.1

                               (ASSUMED CONTRACTS)





                        (TO BE COMPLETED BY THE PARTIES)

                                   EXHIBIT 1.7

                                   (EQUIPMENT)

                                  SCHEDULE 1.18

                        (EMPLOYEES' ACCRUED LIABILITIES)





         (To Be Completed By The Parties On Or Before The Closing Date)